UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
February 10, 2025
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Okta, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 First Street, Suite 600
San Francisco, California 94105
(Address of principal executive offices)

(888) 722-7871
(Registrant's telephone number, including area code)

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___________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Operating Officer

On February 10, 2025, Okta, Inc. (the “Company”) announced that Eric Kelleher, age 53, became the Company’s President and Chief Operating Officer (“COO”) on February 1, 2025. In this position, he will serve as the Company’s principal operating officer. Mr. Kelleher previously served as the Company’s President, Customer Experience and Communication from February 2024 to January 2025, as Chief Customer Officer from October 2020 to January 2024, as Senior Vice President, Customer First from December 2019 to September 2020, and as Senior Vice President, Global Services from October 2016 to December 2019. Prior to joining the Company, Mr. Kelleher held various leadership roles at SaaS software companies, including at Salesforce.com, Inc., a cloud-based customer relationship management company, and at LinkedIn Corporation, a professional networking site. Mr. Kelleher holds a Master of Science degree in computer science from Stanford University and a Bachelor of Science degree in computer science and economics from Georgetown University.

In connection with Mr. Kelleher’s appointment as COO, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors has determined that Mr. Kelleher will (i) receive an annual base salary of $500,000, (ii) participate in the Company’s Amended and Restated Senior Executive Incentive Bonus Plan with an annual target of 65% of his base salary, and (iii) participate in the Company’s Executive Severance Plan. In addition, the Compensation Committee will grant Mr. Kelleher time-based restricted stock units and performance-based restricted stock units valued at $12 million in connection with the Company’s upcoming executive officer merit cycle. Such equity awards will vest on the applicable vesting dates to be determined by the Compensation Committee and subject to Mr. Kelleher’s continued employment with the Company. Mr. Kelleher did not receive any additional compensation in connection with his appointment as COO. The Company will also enter into its standard form of indemnification agreement with Mr. Kelleher.

There are no arrangements or understandings between Mr. Kelleher and any other persons pursuant to which he was appointed as COO of the Company. There are no family relationships between Mr. Kelleher and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Kelleher pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Kelleher is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated February 10, 2025, issued by Okta, Inc.
104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of February 2025.

Okta, Inc.

By:	/s/ Larissa Schwartz
Name:	Larissa Schwartz
Title:	Chief Legal Officer and Corporate Secretary